EXHIBIT 99.1

NEWS RELEASE

CONTACT:
Jean Fontana
646-277-1214
(Jean.Fontana@icrinc.com)

Stage Stores Reports Fourth Quarter Results and
Initiates Fiscal 2019 Guidance

HOUSTON, TX, March 7, 2019 - Stage Stores, Inc. (NYSE: SSI) today reported results for the fourth quarter and fiscal year ended February 2, 2019 and initiated guidance for fiscal year 2019. For the fourth quarter, total company comparable sales decreased 2.4%. Shifted comparable sales, comparing the thirteen weeks ended February 2, 2019 and February 3, 2018, increased 0.6%. Net loss, including $14.9 million of non-cash tradename impairment, was $7.8 million and fourth quarter EBITDA adjusted for impairments was $27.1 million.

“The fourth quarter represented our best quarter of shifted comparable sales results in fiscal 2018, and we are excited for the momentum to carry forward” commented Michael Glazer, Chief Executive Officer. “We drove sequential improvement in shifted comparable sales, including double digit e-commerce sales growth, each quarter this year. The fourth quarter positive sales results were primarily attributed to a strong performance by our non-apparel categories, particularly home and gifts. The six department stores converted to Gordmans in smaller mid-west markets delivered a shifted comparable sales increase of more than 150% in the fourth quarter. This further increases our confidence in the next phase of our strategy, as the 2019 conversions are predominantly in these smaller mid-west markets. At year-end, total inventories were down 3%, in line with our expectations, and excess availability under our credit facility was $82 million.”

Michael Glazer continued, “Looking to 2019, our pivot to off-price will accelerate, with 70 to 80 department stores converting to Gordmans. Given the strong conversion results in 2018, we expect these efforts to benefit our comparable sales performance in 2019 by at least 200 basis points. Additionally, we believe that capital and inventory investments will enable us to nearly double home department penetration in our department stores, delivering a total company comparable sales benefit of approximately 300 basis points. These 2019 initiatives, combined with strong trends in e-commerce, non-apparel, and active apparel support our comparable sales guidance of +3% to +5% for 2019. In addition to comparable sales growth, our efforts to close 40 to 60 underperforming stores, drive gross margin improvement, and enhance the profitability of our existing off-price stores are expected to deliver an EBITDA of $10 million to $15 million in 2019. Capital spend will be between $30 and $35 million, in line with 2018, and meaningful inventory reductions associated with closing and converting stores will result in positive cash flow for the year. We are very excited about the future, including converting 150 more department stores to off-price by the middle of 2020. As a result, by the end of 2020, off-price sales will represent approximately 50% of our sales volume.”

Fourth Quarter Results
Fourth quarter 2018 results, which included $14.9 million of non-cash impairments related to the Peebles trade name as a result of our multi-year conversion strategy, compared to fourth quarter 2017 results were as follows:

•	Net sales were $520 million compared to $549 million

•	Comparable sales decreased 2.4% for total company

•	Shifted comparable sales increased 0.8% in off-price, increased 0.5% for department stores, and increased 0.6% for total company

•	Net loss was $7.8 million compared to net income of $5.6 million

•	Tax rate of 0% due to a full valuation allowance

•	Loss per share was $0.28 compared to an earnings per share of $0.19

•	EBIT was $(4.1) million compared to $19.6 million

•	EBITDA adjusted for impairments was $27.1 million compared to $37.3 million

2018 Results
Fiscal 2018 results, which included $14.9 million of non-cash impairments related to the Peebles trade name as a result of our multi-year conversion strategy, compared to fiscal 2017 results were as follows:

•	Net sales were $1,580 million compared to $1,592 million

•	Comparable sales decreased 1.9% for total company

•	Shifted comparable sales increased 6.7% in off-price, decreased 2.9% for department stores, and decreased 1.6% for total company

•	Net loss was $87.7 million compared to net loss of $37.3 million

•	Tax rate of 0% due to a full valuation allowance

•	Loss per share was $3.13 compared to a loss per share of $1.37

•	EBIT was $(75.5) million compared to $(42.7) million

•	EBITDA adjusted for impairments was $0.9 million compared to $24.5 million

•	Capital expenditures of $30.1 million

•	Converted nine department stores to Gordmans off-price stores, opened 1 new Gordmans off-price store, and closed 41 department stores

2019 Guidance

For 2019, the company detailed the following annual guidance:

•	Net Sales between $1,590 million and $1,620 million

•	Comparable sales increase of +3% to +5%

•	EBITDA between $10 million and $15 million

•	Net loss between $65 million and $60 million, and tax rate of 0%

•	Loss per share between $2.25 and $2.10

•	Convert 70 to 80 department stores to Gordmans off-price stores, and close 40 to 60 department stores

•	Capital expenditures of $30 million to $35 million

Revenue Recognition
During the first quarter of 2018, the company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606).  As a result of the adoption, the condensed consolidated statements of operations reflect the reclassification of credit income related to the company’s private label credit card program from selling, general and administrative expenses to revenue. The condensed consolidated balance sheets and condensed consolidated statements of cash flows reflect the reclassification of the asset for the right to recover sales return merchandise from merchandise inventories to prepaid expenses and other current assets. The company adopted the standard using the full retrospective method, and the condensed consolidated statements of operations, balance sheets and cash flows for the prior year periods have been restated.

Conference Call / Webcast Information
The company will post a pre-recorded conference call today at 8:30 a.m. Eastern Time to discuss its results and guidance. Interested parties may access the company’s call by dialing 866-393-5631 and providing conference ID 4775424. Alternatively, interested parties may listen to an audio webcast of the call through the Investor Relations section of the company’s website (corporate.stage.com) under the “Webcasts” caption. A replay of the call will be available online through April 11, 2019.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of March 7, 2019, the company operates in 42 states through 709 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores, and 87 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com. This store count includes 18 department stores opening as Gordmans off-price stores on March 21, 2019. For more information about Stage Stores, visit the company’s website at corporate.stage.com.

Use of Non-GAAP / Adjusted Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of company operating performance across periods. This release includes earnings (loss) before interest and taxes (“EBIT”), earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA adjusted for impairments, which are non-GAAP financial measures. A reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the company and its customers, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its public announcements and SEC filings.

(Tables to follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	February 2, 2019		February 3, 2018
			As Adjusted
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$519,526	100.0%	$549,351	100.0%
Credit income	18,190	3.5%	19,124	3.5%
Total revenues	537,716	103.5%	568,475	103.5%
Cost of sales and related buying, occupancy and distribution expenses	403,663	77.7%	412,709	75.1%
Selling, general and administrative expenses	123,209	23.7%	136,142	24.8%
Impairment of trade name	14,910	2.9%	—	—%
Interest expense	3,545	0.7%	2,175	0.4%
(Loss) income before income tax	(7,611)	(1.5)%	17,449	3.2%
Income tax expense	150	—%	11,805	2.1%
Net (loss) income	$(7,761)	(1.5)%	$5,644	1.0%

(Loss) earnings per share:
Basic	$(0.28)		$0.19
Diluted	$(0.28)		$0.19

Weighted average shares outstanding:
Basic	28,291		27,628
Diluted	28,291		27,628

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	February 2, 2019		February 3, 2018
			As Adjusted
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$1,580,149	100.0%	$1,592,275	100.0%
Credit income	61,333	3.9%	58,912	3.7%
Total revenues	1,641,482	103.9%	1,651,187	103.7%
Cost of sales and related buying, occupancy and distribution expenses	1,250,876	79.2%	1,228,780	77.2%
Selling, general and administrative expenses	451,174	28.6%	465,118	29.2%
Impairment of trade name	14,910	0.9%	—	—%
Interest expense	11,798	0.7%	7,680	0.5%
Loss before income tax	(87,276)	(5.5)%	(50,391)	(3.2)%
Income tax expense (benefit)	438	—%	(13,068)	(0.8)%
Net loss	$(87,714)	(5.6)%	$(37,323)	(2.3)%

Loss per share:
Basic	$(3.13)		$(1.37)
Diluted	$(3.13)		$(1.37)

Weighted average shares outstanding:
Basic	28,117		27,510
Diluted	28,117		27,510

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

		February 3, 2018
	February 2, 2019	As Adjusted
ASSETS
Cash and cash equivalents	$15,830	$21,250
Merchandise inventories, net	424,555	438,377
Prepaid expenses and other current assets	52,518	52,407
Total current assets	492,903	512,034

Property, equipment and leasehold improvements, net	224,803	252,788
Intangible assets	2,225	17,135
Other non-current assets, net	24,230	24,449
Total assets	$744,161	$806,406

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$106,825	$145,991
Current portion of debt obligations	4,812	2,985
Accrued expenses and other current liabilities	66,090	64,442
Total current liabilities	177,727	213,418

Long-term debt obligations	250,294	180,350
Other long-term liabilities	61,615	68,524
Total liabilities	489,636	462,292

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 33,469 and 32,806 shares issued, respectively	335	328
Additional paid-in capital	423,535	418,658
Treasury stock, at cost, 5,175 shares, respectively	(43,579)	(43,298)
Accumulated other comprehensive loss	(5,857)	(5,177)
Accumulated deficit	(119,909)	(26,397)
Total stockholders' equity	254,525	344,114
Total liabilities and stockholders' equity	$744,161	$806,406

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twelve Months Ended
		February 3, 2018
	February 2, 2019	As Adjusted
Cash flows from operating activities:
Net loss	$(87,714)	$(37,323)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of long-lived assets	58,655	65,422
Impairment of long-lived assets	2,780	1,739
Impairment of trade name	14,910	—
Gain on retirements of property, equipment and leasehold improvements	(2,370)	(918)
Deferred income taxes	—	(1,078)
Stock-based compensation expense	4,804	8,386
Amortization of debt issuance costs	369	289
Deferred compensation obligation	281	12
Amortization of employee benefit related costs and pension settlement charges	1,169	1,235
Construction allowances from landlords	810	1,228
Other changes in operating assets and liabilities:
Decrease in merchandise inventories	13,822	1,743
Increase in other assets	(2,173)	(8,856)
(Decrease) increase in accounts payable and other liabilities	(49,779)	43,582
Net cash (used in) provided by operating activities	(44,436)	75,461

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(30,949)	(38,630)
Proceeds from insurance and disposal of assets	5,612	2,413
Business acquisition	—	(36,144)
Net cash used in investing activities	(25,337)	(72,361)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	633,554	575,210
Payments of revolving credit facility borrowings	(608,798)	(555,624)
Proceeds from long-term debt obligation	50,000	—
Payments of long-term debt obligations	(2,985)	(6,414)
Payments of debt issuance costs	(1,138)	(34)
Payments for stock related compensation	(482)	(251)
Cash dividends paid	(5,798)	(8,540)
Net cash provided by financing activities	64,353	4,347
Net (decrease) increase in cash and cash equivalents	(5,420)	7,447

Cash and cash equivalents:
Beginning of period	21,250	13,803
End of period	$15,830	$21,250

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

The following tables reconcile earnings (loss) before interest and taxes (“EBIT”), earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA adjusted for impairments, non-GAAP financial measures, to the most directly comparable GAAP measure, net income (loss).

Fourth quarter and full year 2018 compared to fourth quarter and full year 2017 (amounts in thousands):

	Three Months Ended		Twelve Months Ended
	February 2, 2019	February 3, 2018	February 2, 2019	February 3, 2018
Net (loss) income (GAAP)	$(7,761)	$5,644	$(87,714)	$(37,323)
Interest expense	3,545	2,175	11,798	7,680
Income tax expense (benefit)	150	11,805	438	(13,068)
EBIT (non-GAAP)	(4,066)	19,624	(75,478)	(42,711)
Depreciation and amortization	14,520	16,122	58,655	65,422
EBITDA (non-GAAP)	10,454	35,746	(16,823)	22,711
Impairment of long-lived assets	1,710	1,563	2,780	1,739
Impairment of trade name	14,910	—	14,910	—
EBITDA adjusted for impairments (non-GAAP)	$27,074	$37,309	$867	$24,450

Fiscal year 2019 guidance range (amounts in millions):

	2019 Guidance
	Low	High
Net loss (GAAP)	$(65)	$(60)
Interest expense	16	16
Income tax expense	1	1
Depreciation and amortization	58	58
EBITDA (non-GAAP)	$10	$15